UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       June 7, 2023

J. W. Mays, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code    (718) 624-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

This Report Contains 4 Pages.

Item 2.02 Results of Operations and Financial Condition.

J. W. Mays, Inc. issued a press release on June 7, 2023, reporting its financial results for the three and nine months ended April 30, 2023. The press release reported revenues and net income (loss) for such three and nine-month periods and provided a comparison for revenues and net loss for the three and nine-month periods ended April 30, 2022.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.
(Registrant)

Dated: June 8, 2023	By: Mark Greenblatt
Mark Greenblatt Vice President,
Chief Financial Officer and Treasurer, Director

Exhibit index

Exhibit No.	Description
99(i)	Press Release dated June 7, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.